Exhibit 99.1

FOR IMMEDIATE RELEASE

May 29, 2007

Owens & Minor Announces Appointment of

New Chief Financial Officer

Richmond, VA, May 29, 2007 – Owens & Minor (NYSE: OMI) announced today the appointment of James L. Bierman as Chief Financial Officer effective June 13, 2007.

Bierman served as Chief Financial Officer for Quintiles Transnational Corporation, a provider of product development and commercial solutions for the pharmaceutical, biotech and medical-device industries. His experience also includes 22 years with Arthur Anderson, where he worked primarily in the areas of healthcare and financial markets.

“Jim has extensive healthcare experience which will allow him to roll up his sleeves and make an immediate contribution,” said President & Chief Executive Officer Craig R. Smith. “He brings expertise in acquisitions and overall strategy that will be important as Owens & Minor continues to grow and will help position the company to better respond to changes in the healthcare industry,” Smith said.

Bierman replaces Jeffrey Kaczka, who will remain with the company in a consulting capacity for a transitional period.

“Jeff has been a valuable member of the Owens & Minor team for six years during a period of strong performance for the company, and we thank him for his many efforts,” said Smith.

Owens & Minor, Inc. a FORTUNE 500 company headquartered in Richmond, Virginia, is the leading distributor of national name-brand medical and surgical supplies and a healthcare supply chain management company. With a diverse product and service offering and distribution centers throughout the United States, the company serves hospitals, integrated healthcare systems, alternate care locations, group purchasing organizations, the federal government and consumers. Owens & Minor provides technology and consulting programs that enable healthcare providers to maximize efficiency and cost-effectiveness in materials purchasing, improve inventory management and streamline logistics across the entire medical supply chain – from origin of product to patient bedside. The company also has established itself as a leader in the development and use of technology. For news releases, or for more information about Owens & Minor, visit the company Web site at www.owens-minor.com.

About Owens & Minor, Inc., a FORTUNE 500 company headquartered in Richmond, Virginia, is the leading distributor of national name-brand medical and surgical supplies and a healthcare supply chain management company. With a diverse product and service offering and distribution centers throughout the United States, the company serves hospitals, integrated healthcare systems, alternate care locations, group purchasing organizations, the federal government and consumers. Owens & Minor provides technology and consulting programs that enable healthcare providers to maximize efficiency and cost-effectiveness in materials purchasing, improve inventory management and streamline logistics across the entire medical supply chain—from origin of product to patient bedside. The company also has established itself as a leader in the development and use of technology. For news releases, or for more information about Owens & Minor, visit the company Web site at www.owens-minor.com.

Safe Harbor Statement

Except for the historical information contained herein, the matters discussed in this press release may constitute forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected. These include the rate at which new business can be converted to the company, intense competitive pressures within the industry, the success of the company’s strategic initiatives, changes in customer order patterns, pricing pressures, changes in government funding to hospitals and other healthcare providers, loss of major customers, Medicare reimbursement rates and other factors discussed from time to time in the reports filed by the company with the Securities and Exchange Commission. The company assumes no obligation to update information contained in this release.

Contact:

Dick Bozard, VP & Treasurer, 804-723-7502, dick.bozard@owens-minor.com;

Trudi Allcott, Director, Investor Communications, 804-723-7555; truitt.allcott@owens-minor.com;

Chuck Graves, Director, Finance, 804.723.7556, chuck.graves@owens-minor.com.